                                                                     EXHIBIT 4.7

                              WCI COMMUNITIES, INC.

                                  $350,000,000

                                    SERIES A
                   10 5/8% SENIOR SUBORDINATED NOTES DUE 2011


                        --------------------------------


                          SECOND SUPPLEMENTAL INDENTURE

                           Dated as of April 23, 2002

                                       to

                                    INDENTURE

                          Dated as of February 20, 2001

                                As Amended by the
                             Supplemental Indenture
                            dated as of June 8, 2001

                        --------------------------------


                              THE BANK OF NEW YORK,

                                   as Trustee

                          SECOND SUPPLEMENTAL INDENTURE

                  SUPPLEMENTAL INDENTURE (the "Supplemental Indenture") dated as of April 23, 2002 by and among WCI Communities, Inc., a Delaware corporation (the "Company"), WCI Architecture & Land Planning, Inc., a Florida corporation ("WCI Architecture"), Community Specialized Services, Inc., a Florida corporation ("Community Specialized Services" and together with WCI Architecture, the "Guaranteeing Subsidiaries"), Bay Colony-Gateway, Inc., a Delaware corporation, Communities Finance Company, LLC, a Delaware limited liability company, Panther Developments, LLC, a Delaware limited liability company, First Fidelity Title, Inc., a Delaware corporation, Florida Lifestyle Management Company, a Florida corporation, Livingston Road, Inc., a Florida corporation, Sun City Center Golf Properties, Inc., a Delaware corporation, Sun City Center Realty, Inc., a Florida corporation, WCI Capital Corporation, a Florida corporation, Watermark Realty, Inc., a Delaware corporation, Bay Colony Realty Associates, Inc., a Florida corporation, Bay Colony of Naples, Inc., a Florida corporation, Communities Amenities, Inc., a Florida corporation, Communities Home Builders, Inc., a Florida corporation, Coral Ridge Communities, Inc., a Florida corporation, Coral Ridge Properties, Inc., a Florida corporation, Coral Ridge Realty, Inc., a Florida corporation, Coral Ridge Realty Sales, Inc., a Florida corporation, Florida Design Communities, Inc., a Florida corporation, Gateway Communities, Inc., a Florida corporation, Gateway Communications Services, Inc., a Florida corporation, Gateway Realty Sales, Inc., a Florida corporation, Heron Bay Golf Course Properties, Inc., a Florida corporation, Marbella at Pelican Bay, Inc., a Florida corporation, Pelican Bay Properties, Inc., a Florida corporation, Pelican Landing Communities, Inc., a Florida corporation, Pelican Landing Golf Resort Ventures, Inc., a Delaware corporation, Pelican Landing Properties, Inc., a Florida corporation, Tarpon Cove Realty, Inc., a Florida corporation, Tarpon Cove Yacht & Racquet Club, Inc., a Florida corporation, WCI Realty, Inc., a Florida corporation, Watermark Realty Referral, Inc., a Florida corporation, Financial Resources Group, Inc., a Florida corporation, WI Ultracorp of Florida, Inc., a Delaware corporation, The Colony at Pelican Landing Golf Club, Inc., a Florida corporation, Florida National Properties, Inc., a Florida corporation, Heron Bay, Inc., a Florida corporation, JYC Holdings, Inc., a Florida corporation, Tiburon Golf Ventures, Inc., a Delaware corporation, WCI Golf Group, Inc., a Florida corporation, Pelican Marsh Properties, Inc., a Florida corporation, Sarasota Tower, Inc., a Florida corporation, WCI Communities Property Management, Inc., a Florida corporation, and WCI Homes, Inc., a Florida corporation (collectively the "Guarantors") and Bank of New York, as trustee (the "Trustee").

                               W I T N E S S E T H

                  WHEREAS, the Company, the Guarantors and the Trustee previously executed, and the Company and the Guarantors duly delivered to the Trustee, an Indenture, as amended, (the "Indenture") dated February 20, 2001 providing for the issuance of an aggregate principal amount of up to $350,000,000 of the Company's 10 5/8% Senior Subordinated Notes due 2011 (the "Notes");

                  WHEREAS, the Indenture provides that a subsidiary required to execute a Guarantee of the Notes shall execute and deliver a supplemental indenture to the Trustee in connection therewith;

                  WHEREAS, the Guaranteeing Subsidiaries are required to execute a Guarantee of the Notes and desire to execute and deliver this Supplemental Indenture herewith; and

                  WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

                  WHEREAS, the Board of Directors of the Company and the Board of Directors of each of the Guaranteeing Subsidiaries have authorized the execution of this Supplemental Indenture and its delivery to the Trustee;

                  WHEREAS, the Company has delivered an Officers' Certificate and an Opinion of Counsel to the Trustee pursuant to Sections 7.02 and 13.04 of the Indenture; and

                  WHEREAS, all other actions necessary to make this Supplemental Indenture a legal, valid and binding obligation of the parties hereto in accordance with its terms and the terms of the Indenture have been performed;

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Guaranteeing Subsidiaries, the Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

                  1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  2. AMENDMENTS TO INDENTURE.

                           I. Section 1.01 of the Indenture shall be amended as
follows:

                           (a) by deleting the definition of "Significant
Subsidiary " and substituting in lieu thereof the following:

                           "Significant Subsidiary" means any Subsidiary that
would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof except that the standard of significance will be 20% instead of 10%.

                           II. by deleting Section 13.08, "Governing Law" and
substituting in lieu thereof the following:

         Section 13.08.    Governing Law.

                           THIS INDENTURE, THE NOTES, AND THE NOTE GUARANTEES
SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  3. AGREEMENT TO GUARANTEE. Each of the Guaranteeing Subsidiaries hereby agrees as follows:

         (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the

         Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:

                           (i) the principal of and interest on the Notes will
                  be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                           (ii) in case of any extension of time of payment or
                  renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

         (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

         (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

         (d) This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and each of the Guaranteeing Subsidiaries accepts all obligations of a Guarantor under the Indenture.

         (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

         (f) Each of the Guaranteeing Subsidiaries shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

         (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
         Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

         (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

         (i) Pursuant to Section 11.02 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under
         Article 11 of the Indenture, this new Note Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Note Guarantee will not constitute a fraudulent transfer or conveyance.

                  4. EXECUTION AND DELIVERY. Each of the Guaranteeing Subsidiaries agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

                  5. GUARANTEEING SUBSIDIARIES MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

                  (a) Each of the Guaranteeing Subsidiaries may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

         (i) subject to Sections 11.04 and 11.05 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Note Guarantee on the terms set forth herein or therein; and

         (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

                  (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

                  (c) Except as set forth in Articles 4 and 5 and Section 11.05 of Article 11 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the

Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

                  6.       RELEASES.

                  (a) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee; provided that the net proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

                  (b) Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 11 of the Indenture.

                  7. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of each of the Guaranteeing Subsidiaries, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

                  8. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  9. COUNTERPARTS The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  10. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

                  11. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                                   WCI COMMUNITIES, INC.


                                   By:
                                   Name:
                                   Title:





                                   ADDITIONAL GUARANTORS:



                                   WCI ARCHITECTURE & LAND PLANNING, INC.


                                   By:
                                   Name:
                                   Title:






                                   COMMUNITY SPECIALIZED SERVICES, INC.


                                   By:
                                   Name:
                                   Title:








                                   GUARANTORS:

                                   BAY COLONY-GATEWAY, INC.



                                   By:
                                   Name:
                                   Title:

                                   FINANCIAL RESOURCES GROUP, INC.



                                   By:
                                   Name:
                                   Title:



                                   FIRST FIDELITY TITLE, INC.



                                   By:
                                   Name:
                                   Title:



                                   FLORIDA LIFESTYLE MANAGEMENT COMPANY

                                   By:
                                   Name:
                                   Title:



                                   LIVINGSTON ROAD, INC.



                                   By:
                                   Name:
                                   Title:


                                   WCI CAPITAL CORPORATION

                                   By:
                                   Name:
                                   Title:

                                   PANTHER DEVELOPMENTS, LLC

                                   By:
                                   Name:
                                   Title:



                                   SUN CITY CENTER GOLF PROPERTIES, INC.



                                   By:
                                   Name:
                                   Title:



                                   SUN CITY CENTER REALTY, INC.



                                   By:
                                   Name:
                                   Title:



                                   WATERMARK REALTY, INC.



                                   By:
                                   Name:
                                   Title:



                                   WI ULTRACORP OF FLORIDA, INC.



                                   By:
                                   Name:
                                   Title:

                                   THE COLONY AT PELICAN LANDING GOLF CLUB, INC.



                                   By:
                                   Name:
                                   Title:


                                   COMMUNITIES AMENITIES, INC.



                                   By:
                                   Name:
                                   Title:


                                   COMMUNITIES HOME BUILDERS, INC.



                                   By:
                                   Name:
                                   Title:



                                   GATEWAY COMMUNICATIONS SERVICES, INC.



                                   By:
                                   Name:
                                   Title:



                                   JYC HOLDINGS, INC.



                                   By:
                                   Name:
                                   Title:

                                   MARBELLA AT PELICAN BAY, INC.



                                   By:
                                   Name:
                                   Title:



                                   PELICAN LANDING GOLF RESORT VENTURES, INC.



                                   By:
                                   Name:
                                   Title:



                                   SARASOTA TOWER, INC.



                                   By:
                                   Name:
                                   Title:


                                   TARPON COVE YACHT & RACQUET CLUB, INC.



                                   By:
                                   Name:
                                   Title:



                                   TIBURON GOLF VENTURES, INC.



                                   By:
                                   Name:
                                   Title:

                                   WATERMARK REALTY REFERRAL, INC.



                                   By:
                                   Name:
                                   Title:



                                   WCI COMMUNITIES PROPERTY MANAGEMENT, INC.



                                   By:
                                   Name:
                                   Title:



                                   WCI GOLF GROUP, INC.



                                   By:
                                   Name:
                                   Title:



                                   WCI REALTY, INC.



                                   By:
                                   Name:
                                   Title:



                                   BAY COLONY REALTY ASSOCIATES, INC.



                                   By:
                                   Name:
                                   Title:

                                   BAY COLONY OF NAPLES, INC.



                                   By:
                                   Name:
                                   Title:



                                   CORAL RIDGE COMMUNITIES, INC.



                                   By:
                                   Name:
                                   Title:


                                   CORAL RIDGE PROPERTIES, INC.



                                   By:
                                   Name:
                                   Title:



                                   CORAL RIDGE REALTY, INC.



                                   By:
                                   Name:
                                   Title:



                                   CORAL RIDGE REALTY SALES, INC.



                                   By:
                                   Name:
                                   Title:

                                   FLORIDA DESIGN COMMUNITIES, INC.



                                   By:
                                   Name:
                                   Title:



                                   FLORIDA NATIONAL PROPERTIES, INC.



                                   By:
                                   Name:
                                   Title:



                                   GATEWAY COMMUNITIES, INC.



                                   By:
                                   Name:
                                   Title:



                                   GATEWAY REALTY SALES, INC.



                                   By:
                                   Name:
                                   Title:



                                   HERON BAY, INC.



                                   By:
                                   Name:
                                   Title:

                                   HERON BAY GOLF COURSE PROPERTIES, INC.



                                   By:
                                   Name:
                                   Title:



                                   PELICAN BAY PROPERTIES, INC.



                                   By:
                                   Name:
                                   Title:



                                   PELICAN LANDING COMMUNITIES, INC.



                                   By:
                                   Name:
                                   Title:



                                   PELICAN LANDING PROPERTIES, INC.



                                   By:
                                   Name:
                                   Title:



                                   PELICAN MARSH PROPERTIES, INC.



                                   By:
                                   Name:
                                   Title:

                                   TARPON COVE REALTY, INC.



                                   By:
                                   Name:
                                   Title:



                                   WCI HOMES, INC.



                                   By:
                                   Name:
                                   Title:



                                   COMMUNITIES FINANCE COMPANY, LLC

                                   By:
                                   Name:
                                   Title:







THE BANK OF NEW YORK,
As Trustee

By:
Name:
Title: